UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 14, 2014

MASTECH HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction

of Incorporation)

001-34099	26-2753540
(Commission File Number)	(IRS Employer Identification No.)

1000 Commerce Drive, Suite 500, Pittsburgh, PA	15275
(Address of Principal Executive Offices)	(Zip Code)

(412) 787-2100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 14, 2014, Mastech Holdings, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”). The Company solicited proxies for the Annual Meeting pursuant to Regulation 14A under the Securities Exchange Act of 1934. At the Annual Meeting, the Shareholders of the Company approved the following three matters: (1) elected the two nominees for Class III director, (2) re-approved the Company’s Stock Incentive Plan (the “Plan”), including the performance measures set forth therein and approved an increase in the number of shares of common stock that may be issued pursuant to the Plan, and (3) approved the compensation of the Company’s named executive officers. Notwithstanding the vote required by the Company’s bylaws, Proposal 3 (an advisory vote on named executive officer compensation) is an advisory vote only and is not binding on the Company.

The final results for the votes regarding each proposal are set forth below.

Proposal 1 — Election to the Board of two (2) Class III directors to serve for three-year terms:

Nominee	Votes For	Votes Withheld	Broker Non- Votes
John Ausura	3,186,522	56,586	0

Brenda Galilee	3,188,220	54,888	0

Proposal 2 – To (i) re-approve the Company’s Stock Incentive Plan (the “Plan”) including the performance measures set forth therein, and (ii) approve an increase in the number of shares of common stock that may be issued pursuant to the Plan.

Votes For	Votes Against	Abstentions	Broker Non- Votes
3,187,375	55,019	714	0

Proposal 3 – A non-binding advisory vote on the compensation of the named executive officers of the Company.

Votes For	Votes Against	Abstentions	Broker Non- Votes
3,233,360	7,566	2,182	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTECH HOLDINGS, INC.

By:	/s/ John J. Cronin, Jr.

Name:	John J. Cronin, Jr.

Title:	Chief Financial Officer

May 15, 2014